SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - May 20, 1998


Sotheby's Holdings, Inc.                        (Exact name of registrant
                                     as specified in its charter)


Michigan                       1-9750                38-2478409
(State  or  other jurisdiction of (Commission File Number) (IRS  Employer
incorporation or organization)                             Identification No.)



500 North Woodward Avenue, Suite 100
Bloomfield    Hills,    Michigan                                    48304
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:     (248) 646-2400




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    ITEM 5. Other Events

    On May 20, 1998, the Company funded additional secured loans which increased the outstanding balance of the Company's notes receivable (current and non-current) to $384 million, as compared to $282 million at March 31, 1998. Approximately 63% of such amount was outstanding from a group of affiliated borrowers. The loans to this group mature on December 31, 2001 and are secured by a collection of paintings which the Company believes to be of exceptional quality. The Company also has recourse to a guarantor with respect to a portion of the loans. No other individual loan or group of related loans amounted to more than 5% of total assets at May 20, 1998. The collateral securing the Company's notes receivable balance is primarily European paintings.




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                        SOTHEBY'S HOLDINGS, INC.
                            AND SUBSIDIARIES




                               SIGNATURE




    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed this the 27th day of May, 1998, on its behalf by the undersigned, thereunto duly authorized and in the capacity indicated.



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                               SOTHEBY'S HOLDINGS, INC.




                                      By:
                                          Cyndee L. Grillo
                                          Vice President, Controller
                                          and Chief Accounting Officer